AquaBounty Technologies, Inc. Announces Pricing of $5.75 Million Public Offering of Common Stock
MAYNARD, MASS. - April 4, 2019 - AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a subsidiary of Intrexon Corporation (Nasdaq: XON), today announced the pricing of its previously announced underwritten public offering of 2,554,590 shares of common stock of the Company at a price to the public of $2.25 per share. In addition, the Company has granted the underwriters of the offering a 45-day option to purchase up to 383,188 additional shares of common stock at the public offering price, less underwriting discounts and commissions. AquaBounty expects to receive aggregate gross proceeds of approximately $5.75 million from the offering. The offering is expected to close on or about April 9, 2019, subject to customary closing conditions.
H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.
National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ:NHLD), is acting as co-manager for the offering.
The Company currently expects to use the net proceeds of this offering to fully fund working capital costs associated with growing its first batches of fish at our Indiana and Rollo Bay farm sites and other general corporate purposes.
A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on April 27, 2018. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.
This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About AquaBounty
AquaBounty Technologies, Inc. is a publicly traded aquaculture company focused on improving productivity and sustainability in commercial aquaculture. The Company’s objective is the application of biotechnology to ensure the availability of high-quality seafood to meet global consumer demand-addressing critical production constraints in the most popular farmed species, including salmon, trout, and tilapia.
The Company’s AquAdvantage fish program is based upon a single, specific molecular modification in fish that results in more rapid growth in early development. With aquaculture facilities located in Prince Edward Island, Canada, and Indiana, USA, AquaBounty is raising its disease-free, antibiotic-free salmon in land-based recirculating aquaculture systems, offering a reduced carbon footprint and no risk of pollution of marine ecosystems as compared to traditional sea-cage farming.
More information about AquaBounty is available at www.aquabounty.com.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including but not limited to statements with respect to the completion and use of proceeds of the underwritten public offering of common stock and the extent of funding of working capital costs. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, the satisfaction of customary closing conditions related to the underwritten public offering of common stock, AquaBounty’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.
Contact
AquaBounty Technologies, Inc.
Dave Conley, Director of Communications
+1 613 294 3078